===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549



                                   FORM 8-K



                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): July 11, 2002



                                WorldCom, Inc.

            (Exact Name of Registrant as Specified in its Charter)


             Georgia                    0-11258                58-1521612

(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
          Incorporation)                                  Identification Number)



                           500 Clinton Center Drive

                          Clinton, Mississippi 39056

                    (Address of Principal Executive Office)



      Registrant's telephone number, including area code: (601) 460-5600


===============================================================================

ITEM 5.  OTHER EVENTS.

         On July 11, 2002, the Company issued a press release relating to its decision not to pay the July 15, 2002 dividend on shares of MCI Group Common Stock, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 7 (C).  EXHIBITS.

See Exhibit Index.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                WORLDCOM, INC.



Date:  July 11, 2002            By: /s/ Michael H. Salsbury
                                   --------------------------
                                   Michael H. Salsbury
                                   Executive Vice President & General Counsel

                                 EXHIBIT INDEX



EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------

99.1                                        Press Release Dated July 11, 2002

                                                                EXHIBIT 99.1

FOR IMMEDIATE RELEASE



Contacts:                  Media                     Investors
                           -----                     ---------
                           Brad Burns                Scott Hamilton
                           (800) 644-NEWS            (877) 624-9266



          WORLDCOM, INC. ANNOUNCES DECISION NOT TO PAY JULY 15, 2002
                      DIVIDEND ON MCI GROUP COMMON STOCK

CLINTON, Miss., July 11, 2002 - WorldCom, Inc. (Nasdaq: WCOME, MCITE), today announced that, in light of current circumstances, its Board of Directors has determined the company will not pay the dividend of $0.60 per share of MCI group common stock that was scheduled to be paid on July 15, 2002. As previously announced, each outstanding share of MCI group common stock will be converted into 1.3594 shares of WorldCom group common stock, effective as of the close of regular trading on Friday, July 12, 2002.

About WorldCom, Inc.

WorldCom, Inc. (NASDAQ: WCOME, MCITE) is a pre-eminent global communications provider for the digital generation, operating in more than 65 countries. With one of the most expansive, wholly-owned IP networks in the world, WorldCom provides innovative data and Internet services for businesses to communicate in today's market. In April 2002, WorldCom launched THE NEIGHBORHOOD BUILT BY MCI - the industry's first truly any-distance, all-inclusive local and long-distance offering to consumers for one fixed monthly price. For more information, go to http://www.worldcom.com.

                                     ###